NATCO Executes a Share Exchange Agreement with Lassen Energy Inc.

Surrey, B.C., April 21, 2008

Mr. Raj Gurm, President of NATCO International, Inc. (OTCBB: NCII) today announced that it has entered into a share exchange agreement with Lassen Energy, Inc., developer of proprietary solar panels, which Lassen plans to produce that generates power output several multiples greater than the most efficient panels on the market today.  Upon completion of the Share Exchange, NATCO will file to change its corporate name to that of “P2Solar, Inc.” as well as a new ticker symbol to better reflect the new name.

Under the Share Exchange, NATCO will place into escrow all the shares to be issued, and held subject to Lassen Energy’s successful validation of its technology claims within ninety (90) days from the execution of the Share Exchange.  NATCO has the right to hire an independent expert to validate the testing results, with Lassen Energy’s full cooperation.

Lassen Energy will be the exclusive manufacturer of the proprietary solar panel for utility companies and power plants as well as resale to their dealer network for retail individuals. Lassen Energy’s solar panel contains components that combine patent pending technology with proprietary trade secrets to improve the photovoltaic efficiency.  Additionally, Lassen also has the rights to construct and operate plants with output in excess of 1 Megawatt using these proprietary solar panels.

Final permits for building the world’s first 200MW Solar Powered Hydro-Fuel Cell Power Plant on 657 acres of company owned property in California are nearing completion, for a Zero emission 24/7 power plant.  On the retail side, it is expected that only one or two standard size panels will be needed to power most homes, thereby giving the residential electric customer the ability to be off the grid.

Due to the output density of their proprietary solar panels, other applications such as solar powered electric cars, vans, and buses are now viable and Lassen Energy has entered into discussions with an automobile manufacturer for applications of the technology.

Mr. Darry Boyd, President and CEO of Lassen Energy states, "Now is the time for America and the world to chart a new course. We must build a future that is clean, green, environmental safe and full of hope. Now is the time for us to reduce our dependent on foreign oil by switching to solar and hydrogen. Most of all we must build a future that we the people control"

Further details are available in the 8K to be filed later today.

Forward-Looking Statements

This press release contains certain statements that may include "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding NATCO's business strategy, plans and objective and statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," “intends” or similar expressions, involve known and unknown risks and uncertainties. Although NATCO believes that the expectations reflected in these forward-looking statements are reasonable, they may prove to be incorrect and do involve assumptions, risks and uncertainties. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. NATCO's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in NATCO's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to NATCO or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, NATCO does not assume a duty to update these forward-looking statements.

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